INTERNATIONAL GAME TECHNOLOGY
               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             March 5, 1999



      The Annual Meeting of the Stockholders of International Game Technology will be held at the Bellagio Hotel & Casino, Ballroom 2, at 3600 South Las Vegas Boulevard, Las Vegas, Nevada, on Friday, March 5, 1999, at 1:30 p.m., local time, for the purpose of considering and voting on:

  1.   Election of eight directors for the ensuing year;
  2. Approval of amendments to the International Game Technology Employee Stock Purchase Plan;
  3. Approval of amendments to the International Game Technology 1993 Stock Option Plan; and
  4. Such other business as may properly come before the meeting and any and all adjournments thereof.

      The Board of Directors has fixed January 5, 1999 as the record date for determining the stockholders of the Company entitled to notice of and to vote at the meeting and any adjournment thereof, and only holders of Common Stock of the Company of record at the close of business on such date will be entitled to notice of and to vote at said meeting or adjournment.


                              By Order of the Board of Directors




                              Brian McKay
                              Secretary



Reno, Nevada
(January 15, 1999)

      TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE. YOUR SIGNED PROXY IS THE ONLY WAY YOUR SHARES CAN BE COUNTED IN THE VOTE UNLESS YOU PERSONALLY CAST A BALLOT AT THE MEETING.

                           TABLE OF CONTENTS






NOTICE OF ANNUAL MEETING OF STOCKHOLDERS                            1
INFORMATION CONCERNING SOLICITATION AND VOTING                      3
PROPOSAL 1 - ELECTION OF DIRECTORS                                  4
 NOMINEES FOR ELECTION OF DIRECTORS                                 4
 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                     6
 BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD                     6
 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION        7
 COMPENSATION OF DIRECTORS                                          7
PROPOSAL 2 - AMENDMENTS TO THE EMPLOYEE STOCK PURCHASE PLAN         7
PROPOSAL 3 - AMENDMENTS TO THE 1993 STOCK OPTION PLAN              10
OTHER INFORMATION                                                  15
 EXECUTIVE OFFICERS                                                15
 EQUITY SECURITY OWNERSHIP OF MANAGEMENT AND OTHER BENEFICIAL
  OWNERS                                                           18
 EXECUTIVE COMPENSATION                                            19
 EMPLOYMENT CONTRACTS                                              21
 COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT
  OF 1934                                                          21
 RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS                  21
BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION      22
PERFORMANCE GRAPH                                                  24
GENERAL                                                            25

EXHIBIT A - EMPLOYEE STOCK PURCHASE PLAN

                     INTERNATIONAL GAME TECHNOLOGY
                            PROXY STATEMENT

            INFORMATION CONCERNING SOLICITATION AND VOTING

General
      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of International Game Technology (together with its subsidiaries, as the context may require, hereinafter called the "Company") to be voted at the Annual Meeting of Stockholders to be held on Friday, March 5, 1999, and at any and all adjournments thereof.

      Solicitation of proxies by mail is expected to commence on or about January 28, 1999 and the cost thereof will be borne by the Company. In addition to solicitation by mail, some of the officers and regular employees of the Company may solicit, without extra compensation, proxies by telephone and personal interview. Arrangements will be made with brokerage houses, custodians, nominees and other fiduciaries to send proxy material to their principals, and they will be reimbursed by the Company for postage and clerical expense in doing so.

      The executive offices of the Company are located at 9295 Prototype Drive, Reno, Nevada 89511.

Voting Securities
     The securities of the Company entitled to be voted at the meeting consist of shares of its Common Stock, $0.000625 par value, of which 108,029,555 shares were issued and outstanding at the close of business on January 5, 1999. Only stockholders of record at the close of business on January 5, 1999, the record date, will be entitled to vote at the meeting.

     The shares of Common Stock are entitled to one vote per share but do not have cumulative voting rights and, therefore, a majority of the outstanding shares entitled to vote has the power to elect all directors. Directors of the Company who have been nominated for re-election and the executive officers of the Company collectively have the power to vote 3,612,044 shares as of the record date (3% of the outstanding shares) and have indicated that they currently intend to vote such shares in favor of each of the director nominees named herein and the other proposals described herein.

Quorum, Abstentions and Broker Non-Votes
      Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as election inspectors for the meeting. The election inspectors will treat shares represented by proxies that reflect abstentions or represent "broker non-votes" as shares that are present and entitled to vote, for purposes of determining the presence of a quorum. Abstentions and broker non-votes, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of "votes cast."

      If a broker or nominee has indicated on the proxy that it does not have discretionary authority to vote certain shares, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares may be considered entitled to vote for quorum purposes and entitled to vote on other matters). Shares referred to as "broker non-votes" are shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter.

      Any unmarked proxies, including those submitted by brokers or nominees, will be voted in favor of the proposals described herein. If a broker or nominee who does not have discretion to vote has delivered a proxy but has failed to physically indicate on the proxy card such person's lack of authority to vote, the shares will be treated as present and will be voted in accordance with the instructions on the proxy card (i.e., as a vote FOR the proposals discussed herein).

Revocability
      Proxies may be revoked at any time prior to the exercise thereof by giving written notice to the Company or by a later dated proxy executed by the person executing the prior proxy and filed with the Company or otherwise presented at the meeting. Stockholders attending the Annual Meeting may vote their shares in person whether or not a proxy has been previously executed and returned. If the accompanying proxy card is signed and returned to the Company, and not revoked, it will be voted in accordance with instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders on the proxy card will vote FOR the proposals described herein.

Stockholder Proposals for the 2000 Annual Meeting
      Proposals of stockholders intended to be presented at the next Annual Meeting must be received by the Company by September 30, 1999 to be considered for inclusion in the Company's proxy statement relating to that meeting. Stockholders desiring to present a proposal at the next Annual Meeting, but who do not desire to have the proposal included in the proxy materials distributed by the Company, must deliver written notice of such proposal to the Company prior to December 14, 1999 or the persons appointed as proxies in connection with the next Annual Meeting will have discretionary authority to vote on any such proposal.

                  PROPOSAL 1 - ELECTION OF DIRECTORS

      Eight directors are to be elected at the Annual Meeting, each to hold office until the next annual meeting of stockholders and until a successor is elected. It is the intention of the persons named in the enclosed form of proxy to vote, if authorized, the proxies for the election as directors of the eight persons named below as nominees. All of the nominees are at present directors of the Company. If any nominee declines or is unable to serve as a director, which is not anticipated, the persons named as proxies reserve full discretion to vote for any other person who may be nominated.

Nominees for Election of Directors

      The following sets forth for each nominee for election as a director his or her name, all positions with the Company held by him or her and his or her principal occupation:

Charles  N.  Mathewson,  70, was appointed to the Company's  Board  of
     Directors in 1985 and was named Chairman in February 1986. In December 1986, Mr. Mathewson was appointed President and Chief Executive Officer and resigned as Chairman of the Board. Mr. Mathewson resumed the position as Chairman of the Board and resigned as President in February 1988, and resigned as Chief Executive Officer in June 1993. In February 1996, he resumed the position of Chief Executive Officer. He received his Bachelor of

     Finance degree from the University of Southern California in 1953 and graduated from the University of California Management Program in 1960. He served as Senior Executive Vice President and a Director of Jefferies and Co. from 1968 to 1971, Chairman of the Board of Arden Mayfair, Inc. from 1971 to 1974, and Chairman of the Board of Wagenseller & Durst from 1978 to 1979. From 1980 until February 1986, Mr. Mathewson was a general partner of Management Advisors Associates, a partnership engaged in investment and business consulting. Mr. Mathewson is a member of the Board of Directors of Baron Asset Fund, and a member of the Board of Directors of Fel Cor Suite Hotels. He is also Chairman of the American Gaming Association.

Albert J. Crosson, 68, was elected to the Company's Board of Directors in May 1988. In July 1996, he became Vice Chairman of the Board and an employee of the Company. Mr. Crosson was employed for 34 years by ConAgra, Inc. and its predecessor companies. He was President of ConAgra Grocery Products Companies from 1993 until July 1996, when he retired. From 1986 until January 1993, he was President of Hunt-Wesson Foods, Inc., a ConAgra company. Prior to 1986, he was Executive Vice President for Hunt-Wesson, Inc., and President of Arden Mayfair.

Wilbur  K.  Keating,  67,  was elected a Director  in  May  1987.   He
     received his degree in Business Management from the University of Colorado in 1956. He is currently the Administrative Officer for the National Association of State Retirement Administrators and was previously the Assistant Executive Officer of the Nevada Public Employees Retirement System from 1974 through 1980, and the Chief Executive Officer from 1981 through 1994.

Warren  L.  Nelson, 86, joined the Company as a Director  in  February
     1983. Since coming to Nevada in 1936, Mr. Nelson has been actively involved in the gaming industry, holding various management positions in several gaming establishments in the State. Since its inception in November 1961, Mr. Nelson has been an owner and was previously involved in the management of the Club Cal Neva, a casino located in Reno, Nevada. Additionally, he is on the Board of Directors of Boyd Gaming Group. He has previously served under three Nevada governors on the Nevada Gaming Policy Committee.

Frederick  B.  Rentschler, 59, was appointed to the Board of Directors in May 1992. Prior to his retirement in 1991, Mr. Rentschler served as President and Chief Executive Officer of Northwest Airlines from 1990 to 1991. Mr. Rentschler served as President and Chief Executive Officer of Beatrice Company from 1988 to 1990, as President and Chief Executive Officer of Beatrice U.S. Foods from 1985 to 1988, as President and Chief Executive Officer of Hunt-Wesson, Inc. from 1980 to 1984 and President of Armour-Dial from 1977 to 1980. Mr. Rentschler is the Chairman of the Board of Trustees of the Salk Institute, La Jolla, California. Additionally, Mr. Rentschler serves on the Boards of Bionutrics, SIBIA and the Scottsdale Memorial Hospital Systems.

John J.  Russell,  69,  was appointed to the Board  in  January  1990.
     Mr. Russell joined the Company as Senior Vice President in February 1986, was named Executive Vice President in June 1987 and served as President from February 1988 until December 1994. He served as Chief Executive Officer of the Company from June 1993 until December 1995. In December 1995, Mr. Russell resigned as Chief Executive Officer and became a consultant to the Company. Mr. Russell served as President of Gabler, Russell & Company, Inc., a firm of business consultants, from 1959 to 1986. Mr. Russell began his business career in 1948 in the wholesale distribution and brokerage business.

Rockwell  A.  Schnabel, 61, was elected a Director in September  1994.
     Mr. Schnabel is founder and Chairman of Trident Capital, Inc., a private equity investment firm. He also served as President of the Board of Commissioners for the Los Angeles Fire and Police Pension Board, which oversees investments of more than $7 billion in pension funds from 1993 to 1996. He is the former Deputy Secretary of the U.S. Department of Commerce in Washington, D.C., and also served as the department's Acting Secretary. Mr. Schnabel previously served as the U.S. Ambassador to Finland and as President of Bateman Eichler Hill Richards (member NYSE) (Everen Securities). He is presently serving on the Boards of Directors of CSG Systems, Inc., Cyprus Amax Minerals Company, and Rezsolutions, Inc.

Claudine  B.  Williams, 77, was elected a Director in  May  1988.   In
     1965, she began operating the Silver Slipper Casino in Las Vegas, and opened the Holiday Casino in 1973. Ms. Williams currently serves as the Chairman of the Board of Harrah's Las Vegas (formerly the Holiday Casino). Additionally, she serves on the Board of First Security Bank and Columbia Sunrise Hospital. Ms. Williams is Past President of the University of Nevada, Las Vegas Foundation where she currently serves on the Board of Trustees. She received an Honorary Doctorate of Humane Letters from University of Nevada, Las Vegas in May 1994. Ms. Williams is a board member of the Nevada Gaming Foundation for Educational Excellence and the National Judicial College. She served as Chairman of the Board of Trustees for St. Jude's Ranch for Children and she supports numerous local and national charitable organizations. Ms. Williams was the first woman inducted into the Gaming Hall of Fame.

Certain Relationships and Related Transactions

      Mr. Nelson, a member of the Company's Board of Directors, has an equity interest in a Nevada gaming business from which the Company recognized revenues of $2 million for the fiscal year ended September 30, 1998. The Company had contracts and accounts receivable balances from this customer of $1 million at September 30, 1998. During the fiscal year ended September 30, 1998, the largest amount of the Company's contract receivable balance from such customer was $946,083. Mr. Nelson is also a Director of the parent company of additional gaming businesses. The Company recognized revenues from these businesses of $19.8 million for the fiscal year ended September 30, 1998. The Company had contracts and accounts receivable balances from these businesses of $1.3 million as of September 30, 1998. During the fiscal year ended September 30, 1998, the largest amount of the Company's contract receivable balances from these customers was $871,898.

Board of Directors and Committees of the Board

      The Board of Directors held five regular meetings during fiscal 1998. During fiscal 1998, each director attended at least 75% of the aggregate number of meetings of the Board and respective Committees on which he or she served while a member thereof. The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Executive Committee.

      The Executive Committee, comprised of Messrs. Crosson and Mathewson, did not hold any meetings during fiscal 1998. Except for certain powers which under Nevada law may only be exercised by the full Board of Directors, the Executive Committee has and exercises the powers of the Board in monitoring the management of the business of the Company between meetings of the Board of Directors.

      The Audit Committee consists of Messrs. Keating, Rentschler and Schnabel. The Audit Committee held four meetings during fiscal 1998. The Audit Committee has responsibility for consulting with the Company's officers regarding the appointment of independent public accountants as auditors, discussing the scope of the auditors' examination and reviewing annual financial statements, related party transactions, potential conflict situations and corporate accounting policies.

Compensation Committee Interlocks and Insider Participation

       During fiscal 1998, Ms. Williams and Messrs. Nelson and Rentschler served as members of the Compensation Committee. No member of the Committee is a former or current officer or employee of the
Company or any of its subsidiaries. The functions performed by the Compensation Committee include oversight of executive compensation, review of the Company's overall compensation programs, and administration of certain of the Company's incentive compensation programs. The Compensation Committee held four meetings in fiscal 1998 and acted by unanimous written consent five times in fiscal 1998. See "Certain Relationships and Related Transactions" for a discussion of certain relationships between the Company and certain businesses affiliated with Mr. Nelson.

Compensation of Directors

      Each outside director receives a $12,500 annual fee and a fee of $750 for each committee meeting attended. Directors who are employees of the Company are not paid fees or additional remuneration for service as members of the Board or its Committees.

      Each non-employee director receives non-qualified stock options to purchase 10,000 shares of Common Stock upon his or her initial election to the Board of Directors. Additionally, every year thereafter, each non-employee director receives non-qualified stock options to purchase 6,000 shares of Common Stock upon his or her re-election to the Board. Each non-employee director received non-qualified stock options to purchase 6,000 shares of Common Stock in fiscal 1998 at an exercise price of $24.50 per share.


      PROPOSAL 2 - AMENDMENTS TO THE EMPLOYEE STOCK PURCHASE PLAN

     The Board recommends that stockholders approve the amendments described below to the Company's Employee Stock Purchase Plan (the "ESPP"). The ESPP was originally adopted by the Board on February 26, 1987 and was approved by the Company's stockholders on February 16, 1988. A restatement of the ESPP was approved by the Board on December 8, 1998 to become effective March 1, 1999. The proposed amendments were approved by the Board, subject to stockholder approval, as part of the ESPP's restatement.

Proposed Amendments to the ESPP

     Persons Eligible to Participate. All Qualified Employees may participate in the ESPP. A "Qualified Employee" means any employee of the Company or any of its subsidiaries which have been or may in the future be selected as participating subsidiaries under the ESPP; except that the ESPP currently provides that the following classes of employees are excluded from participation:

- employees who have not completed at least 90 days of continuous full-time employment with the Company or its subsidiaries;
- employees whose customary employment is for 20 hours per week or less;
- employees whose customary employment is for not more than five months in a calendar year; and
-     highly compensated employees ("HCEs").

     An HCE is generally defined as an employee who (i) is a 5% owner of the Company or certain related companies, or (ii) received compensation for the prior year in excess of $80,000 and was in the top 20% of employees ranked on the basis of compensation. The proposed amendment to the ESPP would remove the HCE exclusion effective March 1, 1999. That is, if the proposed amendment is approved by stockholders, HCEs will be eligible to participate in the ESPP on and after March 1, 1999, subject to the other eligibility requirements described above.

     As of March 1, 1998, approximately 1,900 employees of the Company and its current participating subsidiaries (excluding HCEs) were considered to be Qualified Employees. Of this number, approximately 1,000 elected to participate in the ESPP for the period March 1, 1998 through February 28, 1999. As of March 1, 1998, there were approximately 139 HCEs (including all executive officers of the Company) otherwise eligible to participate in the ESPP.

     Amendment Authority. The ESPP currently provides that the Board may amend the ESPP at any time, but that any amendment to increase the number of shares subject to the ESPP or to change the designation or class of employees eligible to participate in the ESPP must be approved by stockholders. The proposed amendment to the ESPP would also provide that the Board could amend the ESPP at any time, subject to stockholder approval only to the extent required by Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), or other applicable law, or to the extent deemed necessary or advisable by the Board. Currently, Section 423 of the Code generally would require stockholder approval of an amendment to the ESPP only if the amendment would increase the number of shares subject to the ESPP.

     The principal terms of the ESPP are summarized below. The following summary is qualified in its entirety by the full text of the ESPP, as restated and reflecting the proposed amendments, a copy of which is included as Exhibit A to this Proxy Statement. Capitalized terms used in the summary are used as defined in the ESPP.


Operation of the ESPP

    General. The purpose of the ESPP is to assist Qualified Employees in acquiring a stock ownership interest in the Company. Under the ESPP, each Qualified Employee electing to participate in an Offering Period will be granted an Option to purchase shares of the Company's Common Stock at a discount. A Qualified Employee participates in the ESPP through payroll deductions credited to a bookkeeping account established for the employee. Each participant in the ESPP is deemed to have exercised his or her Option on each Exercise Date to the extent that the balance then in his or her account  under  the  ESPP is sufficient to purchase,  at  the  "Option
Price," whole shares of the Company's Common Stock. The "Option Price" is 85% of the lower of the Fair Market Value of the Common Stock on the Grant Date or the Exercise Date (constituting a 15% discount). The appropriate number of shares are delivered to each participant as soon as practicable after the Exercise Date, together with any money left in the participant's account which is not sufficient to purchase a whole share of Common Stock.

     Administration.    The  Board  has  appointed  the   Compensation
Committee as the "Committee" which administers the ESPP.

     Share limitations. The maximum number of shares that may be issued pursuant to Options granted under the ESPP is 2,400,000 shares. In addition, the maximum number of shares which may be acquired by any individual in any one Offering Period is 3,000 shares. Furthermore, a participant may not contribute more than 10% of his or her compensation to the ESPP and a participant generally may not contribute more than $25,000 to the ESPP in any one plan year. The proposed amendments to the ESPP do not affect these limits.

     As is customary in incentive plans of this nature, the number and kind of shares available under the ESPP and the then outstanding
Options, as well as exercise or purchase prices, are subject to adjustment in the event of certain reorganizations, mergers, combinations, consolidations, recapitalizations, reclassifications, stock splits, stock dividends, asset sales or other similar events, or extraordinary dividends or distributions of property to the stockholders.

     Termination of or Changes to the ESPP. No new Offering Periods will commence on or after February 26, 2007. The Board may amend, modify, or terminate the ESPP at any time without notice. Stockholder approval for any amendment or modification is discussed above under "Proposed Amendments to the ESPP."

Federal Income Tax Consequences

     The ESPP is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code. Under the Code, an employee who elects to participate in an offering under the ESPP will not realize income at the time the offering commences or when the shares purchased under the ESPP are transferred to him or her. The tax consequences to the Company will vary depending on how long the employee holds the shares transferred to him or her. If an employee disposes of such shares after two years from the date the offering of such shares commences and after one year from the date of the transfer of such shares to him or her, the Company will not be entitled to any deduction with respect to the shares. If, however, the employee disposes of the shares purchased under the ESPP within such two-year or one-year period, the Company will be entitled to a deduction from income equal to the amount the employee is required to include as income as a result of such disposition.

Specific Benefits

     The benefits that would be received by or allocated to Qualified Employees under the ESPP cannot be determined at this time because the amount of contributions set aside to purchase shares of Common Stock under the ESPP is entirely within the discretion of each participant (subject to the limits of the ESPP); however, as a result of the amendment described above, HCE's will be eligible to participate in the ESPP and that group includes the Company's Chief Executive Officer and other executive officers of the Company. The closing price of the Company's Common Stock on the New York Stock Exchange on January 5, 1999 was $23.0625 per share.

Recommendation of Your Board of Directors "FOR" the Proposal; Vote Required

     The Board of Directors has unanimously approved and recommended a vote FOR the proposed amendments to the ESPP as described above.

     Approval of the proposed amendments to the ESPP requires the affirmative vote of a majority of the shares of Common Stock present or represented, and entitled to vote, at the Annual Meeting.

         PROPOSAL 3 - AMENDMENTS TO THE 1993 STOCK OPTION PLAN

    The Board recommends that the stockholders approve the amendment described below to the Company's 1993 Stock Option Plan, as amended and restated August 27, 1996 (the "Plan"). The Plan was originally adopted by the Board on September 22, 1992, and was approved by the Company's stockholders on February 23, 1993. The amendment was adopted, subject to stockholder approval, by the Board on December 8, 1998.

Proposed Amendment to the Plan

     The Plan currently contains the following share limits:

- The maximum number of shares of the Company's Common Stock that may be delivered pursuant to awards granted to eligible employees under the Plan cannot exceed 5,000,000 shares (approximately 512,000 shares remained available as of January 5, 1999 under the Plan); and
- The maximum number of shares of Common Stock that may be issued to Non-Employee Directors under the Plan cannot exceed 250,000 shares (approximately 34,000 shares remained available as of January 5, 1999 to be issued to Non-Employee Directors under the Plan).

     The proposed amendment to the Plan would increase these limits to 8,000,000 shares and 500,000 shares, respectively. The proposed amendment would therefore result in an additional 3,250,000 shares being available for Plan purposes. These limits are subject to adjustment as described below under "Share Limits."

     The   principal   terms  of  the  Plan  are   summarized   below.
Capitalized terms used in the summary are used as defined in the Plan.

Operation of the Plan

     Awards. The Plan authorizes stock options, Restricted Stock Awards, Stock Bonuses, Stock Appreciation Rights, and performance-based awards (payable in cash or stock). The Plan retains the flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Generally, an Option or other right to acquire Common Stock will expire, or other Award will vest, not more than 10 years after the date of grant. Under the Plan, the Committee has the authority to designate in each Award the effect of a termination of service or employment.

     Administration.    The  Board  has  appointed  the   Compensation
Committee as the "Committee" which administers the Plan.

     Eligibility. Persons eligible to receive Awards under the Plan include officers (whether or not directors) or key executive, administrative, managerial, production, marketing or sales employees of the Company and its subsidiaries. In addition, Non-Employee Directors of the Company are eligible to receive certain automatic Option grants under the Plan. As of January 5, 1999, approximately 475 officers and employees of the Company and its subsidiaries were considered eligible under the Plan, subject to the power of the Committee to determine Eligible Employees to whom Awards will be granted, and six Non-Employee Directors were considered eligible for automatic Option grants.

     Transferability Restrictions. All Awards are non-transferable and will not become subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge. The Committee may, however, permit Awards to be exercised by certain persons or entities related to a participant for estate and/or tax planning purposes.

     Share Limits. In addition to the share limits discussed above under "Proposed Amendment to the Plan," the maximum number of shares which may be covered by Options and Stock Appreciation Rights that are granted to an individual during any calendar year cannot exceed 1,000,000 shares. Furthermore, on December 22, 1998, the Board amended the Plan to provide that no more than 500,000 shares may be issued under the Plan in respect of Restricted Stock Awards or Stock Bonuses for nominal or no consideration (other than shares issued in respect of compensation earned but deferred).

     As is customary in incentive plans of this nature, the number and kind of shares available under the Plan and the then outstanding stock-based Awards, as well as exercise or purchase prices, performance targets under certain performance-based awards and share limits, are subject to adjustment in the event of certain reorganizations,
mergers,      combinations,     consolidations,     recapitalizations,
reclassifications, stock splits, stock dividends, asset sales or other
similar  events,  or  extraordinary  dividends  or  distributions   of
property to the stockholders.

     The Plan will not limit the authority of the Board or the Committee to grant Awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

     Stock Options. An option is the right to purchase Common Stock at a future date at a specified price (the "Option Price"). The Plan provides that the Company may grant Nonqualified and Incentive Stock Options under the Plan to Eligible Employees. Incentive Stock Options are taxed differently from Nonqualified Stock Options, as described under "Federal Income Tax Consequences" below. Incentive Stock Options are also subject to more restrictive terms and are limited in amount by the Internal Revenue Code of 1986, as amended (the "Code"), and the Plan. Full payment for shares purchased on the exercise of any Option must be made at the time of such exercise in a manner approved by the Committee. The Option Price per share will be determined by the Committee at the time of grant. The Committee from time to time may authorize for employees, generally or in specific cases only, any adjustment in the exercise price of, the number of shares subject to, the restrictions upon or the term of an option granted under the Plan by cancellation of an outstanding option and a subsequent regranting of an option, by amendment, by substitution of an outstanding option, by waiver or by other legally valid means. Under the Plan, the Committee has the authority to designate in each Award the effect of termination from service or employment. The period during which a non-employee director may exercise his or her options following a termination from service on the Board is established by the terms of the Plan.

     Stock Appreciation Rights. A Stock Appreciation Right is the right to receive payment based on the appreciation in the fair market value of the Common Stock from the date of grant to the date of exercise. As determined by the Committee, such amount may be paid in cash, in shares of Common Stock or a combination thereof.

     Restricted Stock Awards. A Restricted Stock Award is an Award of a fixed number of shares of Common Stock subject to vesting requirements and other restrictions. The Committee specifies the price, if any, the participant must pay for such shares and the restrictions imposed on such shares. Restricted Stock awarded to a participant may not be voluntarily or involuntarily sold, assigned, transferred, pledged or encumbered during the restricted period. Furthermore, on December 22, 1998, the Board amended the Plan to provide that no more than 500,000 shares may be issued under the Plan in respect of Restricted Stock Awards or Stock Bonuses for nominal or no consideration (other than shares issued in respect of compensation earned but deferred).

     Performance-Based Awards and Stock Bonuses. The Plan permits the granting of performance-based awards and Stock Bonuses. The amount of cash or shares or other property that may be deliverable pursuant to such a performance-based award is based upon the degree of attainment over a specified period of such measure(s) of performance of the Company (or any part thereof) or the participant as may be established by the Committee. The Committee, in its discretion, may also grant a Stock Bonus to any eligible employee. A Stock Bonus is an Award of shares of Common Stock for no consideration other than past services.

     Performance-based awards may be designed to satisfy the requirements for deductibility under Section 162(m) of the Code ("Performance-Based Awards") (in addition to other Awards expressly authorized under the Plan which may also qualify as performance-based under Section 162(m)). The eligible class of persons for these awards is all executive officers of the Company. The maximum number of shares of Common Stock which may be delivered pursuant to all Awards that are granted as Performance-Based Awards to any participant in any calendar year may not exceed 1,000,000 shares (subject to adjustment) and the annual aggregate amount of compensation that may be paid to any participant in respect of cash-based Performance-Based Awards granted during any calendar year may not exceed $1,000,000. The performance goals for Performance-Based Awards are any one or a combination of earnings per share, return on equity, total stockholder return and cash flow. These goals are applied over performance cycles as determined by the Committee. Specific cycles and target levels of performance, as well as the Award levels, are determined by the Committee not later than the applicable deadline under Section 162(m) of the Code and in any event at the time when achievement of such targets is substantially uncertain. Appropriate adjustments to goals and targets may be made by the Committee based upon objective criteria in the case of certain events that were not anticipated at the time goals were established. The Company believes that specific performance targets (when established) are likely to constitute confidential business information, the disclosure of which may adversely affect the Company or mislead the public. The Committee must certify the achievement of the applicable performance goals and the actual amount payable to each participant under Performance-Based Awards prior to payment.

     Deferrals. The Committee may authorize the deferral of any Award due under the Plan.

     Non-Employee Director Options. The Plan provides that when a Non-Employee Director is first elected to the Board, he or she will be granted an Option to acquire 10,000 shares of Common Stock. For each year during the remaining term of the Plan, each Non-Employee Director who is re-elected to office will receive an Option to acquire 6,000 shares of Common Stock, the grant date of which is the date of the director's re-election. The period during which a Non-Employee Director may exercise his or her Option following a termination from service on the Board is established by the terms of the Plan.

     Acceleration of Awards; Possible Early Termination of Awards. Unless prior to a Change in Control Event the Committee determines that, upon its occurrence, benefits will not be accelerated, then generally upon the Change in Control Event each Option and Stock Appreciation Right will become immediately exercisable, Restricted Stock will vest, and performance-based awards will become payable. A Change in Control Event under the Plan generally includes (subject to certain exceptions) certain changes in a majority of the Board, certain mergers or consolidations approved by the Company's stockholders, stockholder approval of a liquidation of the Company or sale of substantially all of the Company's business and/or assets, or the acquisition, directly or indirectly, of shares amounting to more than 50% of the combined voting power in the Company by any "person" (as that term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934).

     Termination of or Changes to the Plan. The authority to grant new Awards under the Plan will terminate on September 22, 2002, unless the Plan is terminated prior to that time by the Board. The Board may amend the Plan at any time, except that stockholder approval is required with respect to amendments which increase the number of shares available for issuance under the Plan, materially increase the benefits accruing to participants or materially change the participation requirements.

Federal Income Tax Consequences

     With respect to Nonqualified Stock Options, the Company is generally entitled to deduct an amount equal to the difference between the Option exercise price and the fair market value of the shares at the time of exercise. With respect to Incentive Stock Options, the Company is generally not entitled to a similar deduction either upon grant of the Option or at the time the Option is exercised. The current federal income tax consequences to the employee of other Awards authorized under the Plan generally follow certain basic patterns: Stock Appreciation Rights are taxed and deductible in substantially the same manner as Nonqualified Stock Options; nontransferable Restricted Stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value of the stock over the purchase price only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); performance-based awards generally are subject to tax at the time of payment; and unconditional Stock Bonuses are generally subject to tax measured by the value of the payment received; in each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income. If an Award is accelerated under the Plan, the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration. Furthermore, if the compensation attributable to Awards is not "performance-based" within the meaning of Section 162(m) of the Code, the Company may not be permitted to deduct such compensation in certain circumstances.

Specific Benefits

     For information regarding options and other awards granted to executive officers of the Company, see the material under the heading "Executive Compensation" following this Proposal 3 discussion.

     The number and types of awards to be received by or allocated to eligible persons under the Plan cannot be determined at this time. The Committee has not yet considered any specific Awards under the additional share authority contemplated by the proposed Plan amendment. If the additional share authority had been in effect in 1998, the Company expects that the grants would not have been substantially different from those reported under the "Option Grants in Last Fiscal Year" table and in the "Summary Compensation Table." The closing price of the Company's Common Stock on the New York Stock Exchange on January 5, 1999 was $23.0625 per share.

Recommendation of Your Board of Directors "FOR" the Proposal; Vote
Required

    The Board of Directors has unanimously approved and recommends a vote FOR the approval of the proposed amendments to the 1993 Stock Option Plan as described above. Stockholders should note that because each member of the Board has received one or more Awards and is eligible to receive additional Awards under the Plan, all members of the Board may have a personal interest in the proposal and its approval by stockholders. However, the members of the Board believe that the proposed amendments to the Plan are in the best interest of the Company and its stockholders.

    Approval of the proposed amendments to the 1993 Stock Option Plan requires the affirmative vote of a majority of the shares of Common Stock present or represented, and entitled to vote, at the Annual Meeting.

                           OTHER INFORMATION

Executive Officers

      The following table sets forth the names and ages of the executive officers of the Company, all positions held with the Company by each individual, and a description of the business experience of each individual for at least the past five years.


Name                          Age       Title
Charles N. Mathewson          70        Chief Executive Officer

Albert J. Crosson             68        Vice Chairman

G.   Thomas   Baker           56        President, Chief Operating Officer

Robert A. Bittman             44        Executive Vice President,
                                        Product Development

Robert  M.  McMonigle         54        Executive  Vice  President,
                                        Corporate Relations and
                                        North American Sales

Raymond D. Pike               51        Executive Vice President,
                                        Corporate Development

Brian  McKay                  54        Senior Vice  President,
                                        General Counsel,
                                        Secretary and Treasurer

Anthony  Ciorciari            51        Senior  Vice  President,
                                        Operations

Maureen  T. Imus              39        Vice President, Finance and
                                        Chief Financial Officer

Randy  Kirner                 52        Vice President,  Human Resources


       For   a  description  of  Mr.  Mathewson's  and  Mr.  Crosson's
backgrounds, see "Proposal 1, Election of Directors."

      Mr. Baker first joined the Company in September 1988 as its Vice President of Finance and Administration and Chief Financial Officer. In October 1991, Mr. Baker was named Vice President of Finance, Chief Financial Officer and Treasurer of the Company. He was named Executive Vice President, Corporate Finance; Chief Financial Officer and Treasurer in September 1993 and held these positions until August 1995. Mr. Baker was Senior Vice President and Chief Financial Officer of Boomtown Hotels & Casinos from August 1995 to February 1996. Mr. Baker rejoined the Company in February 1996 as its President, Chief Operating Officer and Chief Financial Officer. In May 1998, he resigned as Chief Financial Officer of the Company. From August 1985 to September 1988, he was Chief Financial Officer for Evans Rents, an upscale furniture rental company in Los Angeles, California. From April 1979 until August 1985, Mr. Baker was the Chief Financial Officer at Aurora Productions, an independent motion picture production company in Los Angeles, California. Mr. Baker has a Bachelor of Science degree in Business Administration and Liberal Arts from Upper Iowa University.

     Mr. Bittman first joined the Company in 1985 as Marketing Research Analyst and was subsequently named Director of Marketing. He was promoted to Vice President of Marketing in 1988 and held this position until December 1995. Mr. Bittman rejoined the Company in March 1996 as Executive Vice President, Product Development. From 1980 to 1985, Mr. Bittman worked for Caesar's Tahoe in all phases of slot management, including two years as Director of Slot Operations. Mr. Bittman majored in systems analysis at New York University, and psychology at Queens College and the University of Nevada, Reno.

      Mr. McMonigle joined the Company as a Sales Manager in March of 1986. From April 1987 until October 1989, Mr. McMonigle was the Director of Sales for the Company and from October 1989 until September 1991 he was Vice President, Sales for the Company. From September 1991 to September 1993 he served as Executive Vice President of Sales for the Company. In September 1993, Mr. McMonigle was promoted to Executive Vice President, Corporate Relations and North American Sales for the Company. Prior to joining the Company, from September 1984 through March 1986, Mr. McMonigle served as Regional
Sales Manager at American Protective Services located in Oakland, California. From March 1979 through July 1984, Mr. McMonigle was employed by ARA Services, Inc. as Regional Vice President in Los Angeles, and prior to that was employed from 1975 to 1979 as Director of Circulation for Straight Arrow Publishing in New York, publishers of "Rolling Stone" and "Outside" magazines. Prior to that, Mr. McMonigle was with Readers Digest in Pleasantville, New York. Mr. McMonigle is a graduate of Southeast Missouri State University with a Bachelor's Degree in Business Administration.

      Mr. Pike joined the Company as its General Counsel in December 1980 and served as its Chief Counsel and Secretary from June 1981 until January 1994, was named Vice President in 1983, Senior Vice President in February 1988, Senior Vice President, Corporate Development for the Company in September 1993 and Executive Vice President, Corporate Development in April 1995. He is currently a Trustee and Legal Counsel for the International Association of Gaming Attorneys and serves as Vice Chairman of the Gaming Law Committee of the American Bar Association. He received his law degree from Boalt Hall, the University of California, Berkeley, in 1973. From September 1974 to December 1977, Mr. Pike was an Assistant United States Attorney for the District of Nevada. He then spent one year in the private practice of law as an associate with Lionel Sawyer & Collins before becoming the Deputy Attorney General for the State of Nevada/Chief of the Gaming Division. He held the latter position from December 1978 until joining the Company in December 1980.

      Mr. McKay joined the Company in January 1994 as General Counsel and Corporate Secretary and in June 1994, he was promoted to Vice President, General Counsel and Corporate Secretary. In August 1998, he was appointed Senior Vice President, General Counsel, Corporate Secretary and Treasurer. From 1982 to 1990, Mr. McKay served two terms as Nevada's Attorney General, during which time he also served as Chairman of the Conference of Western Attorneys General. From 1990 to 1993, Mr. McKay was a partner in the administrative law and litigation departments of the law firm of Lionel Sawyer & Collins in Reno, Nevada. Mr. McKay serves as a member of the Board of Directors for the Gaming Entertainment Research & Education Foundation. Mr. McKay serves as Chairman of the Commission on Nuclear Projects for the State of Nevada, and is a member of the Board of Trustees of the International Association of Gaming Attorneys. From 1992 to 1995 he served as Chairman of the Nevada Republican Party. Mr. McKay was a Deputy Attorney General for the State of Nevada from 1975 to 1979. Mr. McKay received his law degree in 1974 from Albany Law School of Union University.

      Mr. Ciorciari joined the Company as Vice President of Operations in January 1994, with responsibility for worldwide manufacturing, procurement, corporate facilities and services. In August 1998, he was appointed Senior Vice President of Operations. Mr. Ciorciari has more than 26 years experience in U.S. and international manufacturing at Digital Equipment Company. From June 1987 through December 1993, Mr. Ciorciari was General Manager of the Digital manufacturing operations in Albuquerque, New Mexico and Chihuahua, Mexico. In this position, he was responsible for approximately 1,600 people and the manufacturing and supply of Digital's workstation and systems product lines.

      Ms. Imus was named Vice President of Finance of the Company in May 1996, and in May 1998, she was appointed Vice President of Finance and Chief Financial Officer. Ms. Imus directs investor relations, finance, accounting, treasury management, tax, and information system functions. Ms. Imus joined the Company in January 1989 as Senior Financial Analyst. In December 1991, she was promoted to Manager of Finance and then to Director of Finance in October 1993. Ms. Imus received a Bachelor of Science degree from the University of Texas at Austin in 1981 and a Masters of Business Administration degree from the University of Nevada, Reno in 1988.

      Mr.  Kirner  joined  the Company in October  1997  as  its  Vice
President, Human Resources. From September 1993 through September 1997, Mr. Kirner served as the Vice President, Human Resources for Wyle Electronics, an international distributor of semiconductors, computer systems and related value-added services. From 1986 to 1992, he was employed by Allergan, Inc. of Irvine, California in various capacities including Regional Sales Manager and earlier as Vice President, Human Resources for Medical Optics, a subsidiary. Prior to that, Mr. Kirner was with American Hospital Supply Corporation from 1972 to 1986. He is a Vietnam veteran having served as an officer in the U.S. Army from 1967 to 1972. Mr. Kirner received a Masters of Science from West Coast University in 1975, a Masters of Business Administration degree from Georgia State University in 1968 and his Bachelors degree in Business Administration from North Georgia College and State University in 1967.

Equity Security Ownership of Management and Other Beneficial Owners

      The following table sets forth information as of January 5, 1999 with respect to the beneficial ownership of the Company's Common Stock by principal shareholders owning more than 5%, all directors, the officers named in the Summary Compensation Table, and all executive officers and directors of the Company as a group. The Company has no other class of equity securities outstanding.

                             Shares of the Company's Common Stock
                                          Options
                                        Exercisable     Beneficially  Percent of
Name of Beneficial Owner      Owned    within 60 days      Owned 1      Class 2
G. Thomas Baker              105,636      310,306         415,942        .39
Robert A. Bittman            200,000        2,996         202,996        .19
Albert J. Crosson            213,364      522,000         735,364        .68
Wilbur K. Keating              4,718       25,200          29,918        .03
Charles N. Mathewson       2,557,520    1,011,920       3,569,440       3.30
Robert M. McMonigle           84,400 3     33,810         118,210        .11
Warren L. Nelson             204,048       28,533         232,581        .22
Raymond D. Pike               65,066 3      2,018          67,084        .06
Frederick B. Rentschler            0       28,533          28,533        .03
John J. Russell               33,887       10,533          44,420        .04
Rockwell A. Schnabel          27,502       24,533          52,035        .05
Claudine B. Williams           9,733       25,200          34,933        .03

All executive officers and
 directors as a group
    (16 persons)           3,612,044    2,103,544       5,715,588       5.29
J.P. Morgan Investment
 Management, Inc.
 522 Fifth Avenue, 7th Fl
 New York, NY  10036     10,087,079           ---      10,087,079       9.34
Manning & Napier Advisors
 11 Chase Square
 Rochester, NY 14604      6,294,200           ---       6,294,200       5.83
Tiger Management LLC
 101 Park Avenue, 47th Fl
 New York, NY 10178       5,491,400           ---       5,491,400       5.08

___________
1 Includes shares which may be purchased upon exercise of options exercisable within 60 days of January 5, 1999.

2 Any securities not outstanding which are subject to options or conversion privileges which are exercisable within 60 days of January 5, 1999 are deemed outstanding for the purpose of computing the percentage of outstanding securities of the class owned by any person holding such securities but are not deemed outstanding for the purpose of computing the percentage of the class owned by any other person.

3 Includes certain shares granted pursuant to a restricted stock award. See "Executive Compensation."

Executive Compensation

Summary Compensation Table

      The following table summarizes all compensation paid for the years ended September 30, 1998, 1997 and 1996, to the persons who held the position of Chief Executive Officer and the other four most highly compensated executive officers (collectively, the "Named Officers") during fiscal 1998.

                                                          Long-Term Compensation
                                                                   Securities
                                                       Restricted  Underlying      All
                                Annual  Compensation      Stock      Options      Other
Name & Principal Position  Year   Salary1   Bonus1       Awards     Granted2    Compensation 3
Charles N. Mathewson 4     1998  $      1  $   ---    $     ---         ---       $ 3,076
 Chairman of the Board of  1997         1      ---          ---         ---         3,229
 Directors  and  Chief     1996   100,001      ---          ---   1,002,906        27,216
 Executive Officer

G. Thomas Baker            1998   450,000  640,877          ---      10,017        65,566
 President, Chief          1997   418,269  522,000          ---       7,233        57,335
 Operating Officer         1996   230,769  381,000          ---     500,000         4,062

Robert A. Bittman          1998   286,539  350,000          ---       5,970        46,476
 Executive Vice President, 1997   263,461  300,000          ---       4,506        41,697
 Product Development       1996   203,846  390,000    3,119,625 5       ---        17,493

Raymond D. Pike            1998   195,396  225,000          ---       3,353        37,527
 Executive Vice President, 1997   190,000  125,000      912,000 6     3,640        36,804
 Corporate Development     1996   181,625  165,000          ---       3,100        30,631

Robert McMonigle           1998   214,114  200,000          ---       4,162        39,541
 Executive Vice President, 1997   207,478  185,000      912,000 6     3,964        41,002
 Corporate Relations and   1996   185,494  185,000          ---       3,240        36,256
 North American Sales


____________
1 Amounts shown include base compensation earned and received by executive officers. No non-cash compensation was paid as salary or as a bonus during fiscal 1998.
2 Amounts represent options to purchase the number of shares of Common Stock shown.
3 Amounts shown include contributions by the Company to the accounts of the identified executive officers under the Company's qualified profit sharing plan and payment under the Company's cash sharing plan. See "Employee Incentive Plans" for a description of these plans.
4 During the period from October 1995 to February 1996, Mr. Mathewson had an annual base salary of $260,000. Commencing with his appointment to Chief Executive Officer, he has not received a base salary.
5 A restricted stock award was made to Mr. Bittman on March 18, 1996. A total of 225,000 shares were awarded for a price of $.01 per share. The award vests in three equal installments upon the second, third and fifth anniversaries of the award. Dividends on the shares issued are paid to Mr. Bittman. The unvested shares issued to Mr. Bittman are subject to repurchase by the Company at $.01 per share if Mr.
Bittman's employment terminates for certain reasons prior to the vesting of such shares. The dollar value of the shares issued, as presented, is based on the fair market value of the stock at the date of grant and does not take into account any diminution in value attributable to restrictions applicable to these shares. The dollar value of the shares issued was $4,176,450 at September 30, 1998.
6 Restricted stock awards of 50,000 shares were made to both Mr. Pike and Mr. McMonigle on February 18, 1997. The shares were awarded for a price of $.01 per share. 40% of these awards will vest in August 1999 and the remainder will vest in August 2001. Dividends on the shares are paid to Mr. Pike and Mr. McMonigle. The unvested shares issued are subject to repurchase by the Company at $.01 per share if employment terminates for certain reasons prior to the vesting of such shares. The dollar value of the shares issued, as presented, is based on the fair market value of the stock at the date of grant and does not take into account any diminution in value attributable to restrictions applicable to these shares. The dollar value of each of the awards was $928,100 at September 30, 1998.

Options
      The tables below set forth certain information regarding options granted to the Named Officers during fiscal 1998.

Option Grants In Last Fiscal Year

                                 Individual Grants
                                     Percent of
                                       Total                          Potential Realizable
                       Number of      Options     Exercise           Value at Assumed Annual
                       Securities   Granted to     or Base            Rates of Stock Price
                       Underlying    Employees     Price                  Appreciation
                         Options        in          Per   Expiration   for Option Term 1
Name                    Granted 1   Fiscal Year    Share     Date          5%        10%
Charles N. Mathewson         ---        ---           ---    ---           ---        ---
G. Thomas Baker           10,017       1.28%      $21.875  12/17/07   $137,805   $349,224
Robert A. Bittman          5,970        .76        21.875  12/17/07     82,130    208,133
Raymond D. Pike            3,353        .43        21.875  12/17/07     46,127    116,896
Robert M. McMonigle        4,162        .53        21.875  12/17/07     57,257    145,100


____________
1 The options have a ten year term and are generally exercisable commencing 12 months after the grant date, with 20% of the shares covered thereby becoming exercisable at that time and with an additional 20% of the option shares becoming exercisable on each successive anniversary date, with full vesting occurring on the fifth anniversary date.


Aggregated Option Exercises In Last Fiscal Year and Fiscal  Year-End Option
Values


                                             Number of Securities       Value of Unexercised
                       Options Exercised    Underlying Unexercised      In-The-Money Options
                       Shares     Value       Options at 09/30/98           at 09/30/98 1
Name                  Acquired  Realized1  Exercisable  Unexercisable  Exercisable  Unexercisable
Charles N. Mathewson       ---        ---   1,010,009        4,114     $5,285,132    $   19,670
G. Thomas Baker          7,320 $   80,520     206,857      329,169      1,101,723     1,673,243
Robert A. Bittman          ---        ---         901        9,575            282         1,127
Raymond D. Pike         15,126    185,660         ---       21,279            ---        91,899
Robert M. McMonigle    123,736  2,516,117      31,537       15,575        279,045        52,780

____________
1 Market value of the underlying securities at the exercise date or year-end, as the case may be, less the exercise price of "in-the-money" options.

Employee Incentive Plans
      Under a discretionary program effective January 1, 1986 and reviewable annually by the Company's Board of Directors, in fiscal 1998 the Company contributed, in the aggregate, 11% of consolidated operating profits before incentives (excluding IGT-Australia and IGT-
UK) to three employee incentive plans: the profit sharing and 401(k) plan; the cash sharing plan; and the management bonus plan. The total annual contribution under all three plans was $25.9 million in fiscal 1998.

      The profit sharing plan was originally adopted in 1980 for the Company's employees working in the United States. Benefits vest over a seven year period of employment. Effective January 1, 1993, the Company began distributing a portion of the profit sharing plan contribution under a 401(k) retirement plan matching program. Per the plan agreement, the Company matches 100% of employee contributions up to $500 and an additional 50% of the next $500 contributed by the employee. This allows for maximum annual Company contributions of $750 to each employee's 401(k) account. These contributions vest immediately. The Company's foreign subsidiaries have similar retirement plans.

      The cash sharing plan calls for semi-annual distributions to all non IGT-Australia and IGT-UK employees. The management bonuses under the management bonus plan are paid out annually to key employees throughout the Company. IGT-Australia and IGT-UK have similar employee incentive plans.

Employment Contracts

     Robert A. Bittman was appointed Executive Vice President, Product Development of the Company effective March 18, 1996. The Company entered into a five year employment agreement with Mr. Bittman in March 1996 providing for an annual base salary of $250,000 and a one-time cash payment of $150,000, paid upon the commencement of his employment. Mr. Bittman is also eligible to participate in the Company's profit sharing, cash sharing and management bonus plans (see "Employee Incentive Plans"). Additionally, Mr. Bittman was granted a restricted stock award for 225,000 shares at a price of $.01 per share. The award vests in three equal installments upon the second, third and fifth anniversaries of the award (see "Summary Compensation Table"). The unvested shares issued to Mr. Bittman are subject to repurchase by the Company at $.01 per share if Mr. Bittman's employment terminates for certain reasons prior to the vesting of such shares.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

      Section 16(a) of the Securities Exchange Act of 1934, and regulations of the Securities and Exchange Commission ("SEC") thereunder, require the Company's executive officers and directors and persons who beneficially own more than 10% of the Company's Common Stock, as well as certain affiliates of such persons, to file initial reports of ownership and monthly transaction reports covering any changes in ownership with the SEC and the New York Stock Exchange. Executive officers, directors and persons owning more than 10% of the Company's Common Stock are required by SEC regulations to furnish the Company with all such reports they file. Based solely on a review of the copies of such reports received by it, the Company believes that, during fiscal 1998, all filing requirements applicable to executive officers and directors were complied with, with one exception. A Form 4 reporting the involuntary disposition upon redemption by Rockwell A. Schnabel of certain securities by a third party was untimely filed.

Relationship with Independent Public Accountants

     The Company has selected Deloitte & Touche llp as its independent accountants for the year ending September 30, 1999. A representative of Deloitte & Touche llp will be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement and will respond to appropriate questions.


THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY AFTER SUCH REPORT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND

EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.


     BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors, consisting entirely of non-employee directors, is responsible for oversight of executive compensation, review of the Company's overall compensation programs, and administration of certain of the Company's incentive compensation programs.

Compensation Philosophy
      Generally, the Company's compensation programs are designed to attract, retain, motivate and appropriately reward individuals who are responsible for the Company's short and long-term profitability, growth and return to stockholders. The overall compensation philosophy followed by the Committee is to pay competitively while emphasizing qualitative indicators of corporate and individual performance. The incentive cash bonuses received by the Named Officers in the Summary Compensation Table under the Company's management bonus plan comprised on average approximately 55% of their total salary and bonus compensation for fiscal 1998.

Executive Compensation
      The Company's management bonus plan is a cash-based incentive program, and for fiscal year 1998, was based on the Company's income from operations. Individual cash bonus awards were made to the executive officers because the Committee believes such awards provide appropriate performance incentives. Individual cash bonus awards for executive officers other than the Chief Executive Officer and the President and Chief Operating Officer were determined for fiscal 1998, jointly by the Company's Chief Executive Officer, Mr. Mathewson, and the Company's President and Chief Operating Officer, Mr. Baker, based on their subjective evaluation of each officer's individual performance.

     Executive officers also participate in benefit plans available to employees as described under "Employee Incentive Plans."

      The Committee also uses stock option awards made under the International Game Technology 1993 Stock Option Plan (amended and restated effective as of August 27, 1996) (the "Stock Option Plan") to provide various incentives for key personnel, including executive officers. Stock options are priced at the fair market value of the Common Stock of the Company on the date of the grant, and typically vest at the rate of 20% per year over five years with exercisability dependent on continued employment.

      All executive officers, except Mr. Mathewson and Mr. Crosson, received a stock option award under the Stock Option Plan in fiscal 1998. The Committee also periodically approves additional stock option awards for eligible individuals, including executive officers, based on a subjective evaluation of individual current performance, assumption of significant responsibilities, anticipated future contributions, and/or ability to impact overall corporate and/or business unit financial results.

      To the extent readily determinable, and as one of the factors in its consideration of compensation matters, the Compensation Committee also considers the anticipated tax treatment to the Company and to the executives of various payments and benefits, specifically in consideration of Section 162(m) of the Internal Revenue Code. The Committee will not, however, necessarily limit executive compensation to that which is deductible.

Chief Executive Compensation

      Mr. Mathewson became Chief Executive Officer of the Company on February 12, 1996. As Chief Executive Officer, he receives no base salary. The Committee granted Mr. Mathewson stock options in February 1996 to acquire 1.0 million shares of the Company's Common Stock. All of such options were fully vested in December 1996. No options were granted to Mr. Mathewson in fiscal 1997 or 1998.

                         COMPENSATION COMMITTEE

                         Frederick B. Rentschler, Chairman
                         Warren L. Nelson
                         Claudine B. Williams

                           PERFORMANCE GRAPH

      The following graph reflects the cumulative total return (change in stock price plus reinvested dividends) of a $100 investment in the Company's Common Stock for the five-year period from October 1, 1993 through September 30, 1998 in comparison to the Standard and Poor's 500 Composite Index and a Peer Group. The comparisons are not intended to forecast or be indicative of possible future performance of the Company's Stock.















September 30,                      1993   1994   1995   1996  1997   1998
International Game Technology       100     52     34     53    60     48
Peer Group                          100     62     81    105   123     73
S & P 500                           100    104    135    162   227    248


      The peer group includes Alliance Gaming Corp., Anchor Gaming, Casino Data Systems, GTECH, Power House Technologies, previously Video Lottery Technologies, Inc., Silicon Gaming, Inc. and WMS Industries, Inc.

                                GENERAL

      The Company's Annual Report to Stockholders, containing audited financial statements, accompanies this Proxy Statement. As of the date of this Proxy Statement, the Board of Directors knows of no business which will be presented for consideration at the meeting other than the matters stated in the notice and described in this Proxy Statement. If, however, any matter incident to the conduct of the meeting or other business shall properly come before the meeting, it is intended that the proxies will be voted in respect of any such matters or other business in accordance with the best judgment of the persons acting under the proxies, and discretionary authority to do so is included in the proxy.

                                   BY ORDER OF THE BOARD OF DIRECTORS



                                   Brian McKay
                                   Secretary

Reno, Nevada
January 15, 1999

                               EXHIBIT A
                     INTERNATIONAL GAME TECHNOLOGY
                     EMPLOYEE STOCK PURCHASE PLAN

         (Amended and Restated Effective as of March 1, 1999)

                           TABLE OF CONTENTS

                                                                  Page

1.   PURPOSE                                                       A-3
2.   DEFINITIONS                                                   A-3
3.   ELIGIBILITY                                                   A-5
4.   STOCK SUBJECT TO THIS PLAN; SHARE LIMITATIONS                 A-5
5.   OFFERING PERIODS                                              A-6
6.   PARTICIPATION                                                 A-6
7.   METHOD OF PAYMENT OF CONTRIBUTIONS                            A-6
8.   GRANT OF OPTION                                               A-7
9.   EXERCISE OF OPTION                                            A-8
10.  DELIVERY                                                      A-8
11.  TERMINATION OF EMPLOYMENT; CHANGE IN ELIGIBLE STATUS          A-8
12.  ADMINISTRATION                                                A-9
13.  DESIGNATION OF BENEFICIARY                                   A-10
14.  TRANSFERABILITY                                              A-11
15.  USE OF FUNDS; INTEREST                                       A-11
16.  REPORTS                                                      A-11
17.  ADJUSTMENTS OF AND CHANGES IN THE STOCK                      A-11
18.  POSSIBLE EARLY TERMINATION OF PLAN AND OPTIONS               A-12
19.  TERM OF PLAN; AMENDMENT OR TERMINATION                       A-12
20.  NOTICES                                                      A-13
21.  CONDITIONS UPON ISSUANCE OF SHARES                           A-13
22.  PLAN CONSTRUCTION                                            A-13
23.  EMPLOYEES' RIGHTS                                            A-13
24.  MISCELLANEOUS                                                A-14
25.  HIGHLY COMPENSATED EMPLOYEES                                 A-14

                     INTERNATIONAL GAME TECHNOLOGY
                     EMPLOYEE STOCK PURCHASE PLAN
         (Amended and Restated Effective as of March 1, 1999)

The following constitute the provisions of the International Game Technology Employee Stock Purchase Plan (the "Plan"). The Plan was first adopted by the Board of Directors (the "Board") of International Game Technology, a Nevada corporation (the "Corporation") on February 26, 1987. The Plan was approved by the Corporation's stockholders on February 16, 1988. This amendment to and restatement of the Plan is effective as of March 1, 1999.


1.   PURPOSE

     The purpose of this Plan is to assist Qualified Employees in acquiring a stock ownership interest in the Corporation pursuant to a plan which is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. This Plan is also intended to help Qualified Employees provide for their future security and to encourage them to remain in the employ of the Corporation (and those Subsidiaries which may be designated by the Committee as "Participating Subsidiaries").

2.   DEFINITIONS

     Capitalized terms used herein which are not otherwise defined shall have the following meanings.

          "Account" means the bookkeeping account maintained by the Corporation, or by a recordkeeper on behalf of the Corporation, for a Participant pursuant to Section 7(a).

          "Board" means the Board of Directors of the Corporation.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Committee" means the committee appointed by the Board to administer this Plan pursuant to Section 12.

          "Common Stock" means the Common Stock, without par value, of the Corporation.

          "Company" means, collectively, the Corporation and its Subsidiaries.

          "Compensation" means a Qualified Employee's regular gross pay for a 40-hour week. Compensation includes any amounts contributed as salary reduction contributions to a plan qualifying under Section 401(k), 125 or 129 of the Code. Any other form of remuneration is excluded from Compensation, including (but not limited to) the following: overtime payments, sales commissions, prizes, awards, relocation or housing allowances, stock option exercises, stock appreciation rights, restricted stock exercises, performance awards, auto allowances, tuition reimbursement and other forms of imputed income, bonuses, incentive compensation, special payments, fees and allowances. Notwithstanding the foregoing, Compensation shall not include any amounts deferred under or paid from any nonqualified deferred compensation plan maintained by the Company.

          "Contributions" means all bookkeeping amounts credited to the Account of a Participant pursuant to Section 7(a).

          "Corporation" means International Game Technology, a Nevada corporation, and its successors.

          "Effective Date" means February 26, 1987, the original effective date of this Plan. This amendment to and restatement of the Plan is effective as of March 1, 1999.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

          "Exercise Date" means, with respect to an Offering Period, the last day of that Offering Period.

          "Fair Market Value" on any date means: (i) if the Common Stock is listed or admitted to trade on a national securities exchange, the closing price of a share of Common Stock on the Composite Tape, as published in the Western Edition of The Wall Street Journal, of the principal national securities exchange on which such stock is so listed or admitted to trade, on such date, or, if there is no trading of the Common Stock on such date, then the closing price of a share of Common Stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares; (ii) if the Common Stock is not listed or admitted to trade on a national securities exchange, the last/closing price for a share of Common Stock on such date, as furnished by the National Association of Securities Dealers, Inc. ("NASD") through the NASDAQ National Market Reporting System or a similar organization if the NASD is no longer reporting such information;
          (iii) if the Common Stock is not listed or admitted to trade on a national securities exchange and is not reported on the National Market Reporting System, the mean between the bid and asked price for a share of Common Stock on such date, as furnished by the NASD or a similar organization; or (iv) if the Common Stock is not listed or admitted to trade on a national securities exchange, is not reported on the National Market Reporting System and if bid and asked prices for the Common Stock are not furnished by the NASD or a similar organization, the value as established by the Committee at such time for purposes of this Plan.

          "Grant Date" means the first day of each Offering Period, as determined by the Committee and announced to potential Qualified Employees; provided, however, that no Grant Date may occur on or before the Exercise Date for the immediately preceding Offering Period.

          "Offering Period" means the twelve-consecutive month period commencing on each Grant Date; provided, however, that the Committee may declare, as it deems appropriate and in advance of the applicable Offering Period, (i) a shorter (not to be less than three months) Offering Period or a longer (not to exceed 27 months) Offering Period.

          "Option" means the stock option to acquire Shares granted to a Participant pursuant to Section 8.

          "Option Price" means the per share exercise price of an Option as determined in accordance with Section 8(b).

          "Parent" means any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation in which each corporation (other than the Corporation) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one or more of the other corporations in the chain.

          "Participant" means a Qualified Employee who has elected to participate in this Plan and who has filed a valid and effective Subscription Agreement to make Contributions pursuant to Section 6.

          "Plan" means this International Game Technology Employee Stock Purchase Plan, as amended from time to time.

          "Qualified Employee" means any employee of the Corporation, or of any Subsidiary which has been designated in writing by the Committee as a "Participating Subsidiary" (including any Subsidiaries which have become such after the date that this Plan is approved by the stockholders of the Corporation). Notwithstanding the foregoing, "Qualified Employee" shall not include any employee: (i) who has not as of the Grant Date completed at least 90 days of continuous full-time employment with the Company; or (ii) whose customary employment is for 20 hours per week or less; or (iii) whose customary employment is for not more than five months in a calendar year.

          "Rule 16b-3" means Rule 16b-3 as promulgated by the Commission under Section 16, as amended from time to time.

          "Section 16" means Section 16 of the Exchange Act.

          "Share" means a share of Common Stock.

          "Subscription Agreement" means the written agreement filed by a Qualified Employee with the Corporation pursuant to
          Section 6 to participate in this Plan.

          "Subsidiary" means any corporation in an unbroken chain of corporations (beginning with the Corporation) in which each corporation (other than the last corporation) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one or more of the other corporations in the chain.

3.   ELIGIBILITY

     Any person employed as a Qualified Employee as of a Grant Date shall be eligible to participate in this Plan during the Offering Period in which such Grant Date occurs, subject to the Qualified Employee satisfying the requirements of Section 6.

4.   STOCK SUBJECT TO THIS PLAN; SHARE LIMITATIONS

     (a) The maximum number of Shares that may be delivered pursuant to Options granted under this Plan is 2,400,000 Shares (after giving effect to the Corporation's stock splits affecting the Common Stock through the March 1993 two-for-one stock split), subject to adjustments pursuant to Section
          17. In the event that all of the Shares made available under this Plan are subscribed prior to the expiration of this Plan, this Plan may be terminated by the Board.

     (b) The maximum number of Shares that any one individual may acquire upon exercise of his or her Option with respect to any one Offering Period is 3,000, subject to adjustments pursuant to Section 17 (the "Individual Limit"); provided, however, that the Committee may amend such Individual Limit, effective no earlier than the first Offering Period commencing after the adoption of such amendment, without stockholder approval. The Individual Limit shall be proportionately adjusted for any Offering Period of less than six months, and may, at the discretion of the Committee, be proportionately increased for any Offering Period of greater than six months.

5.   OFFERING PERIODS

     During the term of this Plan, the Corporation will offer Options to purchase Shares in each Offering Period to all Participants in that Offering Period. Each Option shall become effective on the Grant Date. The term of each Option shall be the duration of the related Offering Period and shall end on the Exercise Date. Offering Periods shall continue until this Plan is terminated in accordance with Section 18 or 19, or, if earlier, until no Shares remain available for Options pursuant to Section 4.

6.   PARTICIPATION

     A Qualified Employee may become a participant in this Plan by completing a Subscription Agreement on a form approved by and in a manner prescribed by the Committee (or its delegate). To become effective, a Subscription Agreement must be filed with the Corporation at the time specified by the Committee, but in all cases prior to the start of the Offering Period with respect to which it is to become effective, and must set forth a stated amount (or, if the Committee so provides, a whole percentage) of the Qualified Employee's Compensation to be credited to the Participant's Account as Contributions each pay period; subject to (i) the $25,000 annual limitation set forth in Section 8(c),
     (ii) unless the Committee otherwise provides, an election of a stated amount of Compensation must result in a Plan Contribution of at least $10.00 each pay period, (iii) a Participant may not contribute more than ten percent (10%) of his or her Compensation as Plan Contributions, and (iv) such other limits, rules, or procedures as the Committee may prescribe. Subscription Agreements shall contain the Qualified Employee's authorization and consent to the Corporation's withholding from his or her Compensation the amount of his or her Contributions. A Subscription Agreement shall be effective only with respect to the related Offering Period. A Qualified Employee must timely file a new Subscription Agreement for each Offering Period in which he or she wishes to participate.

7.   METHOD OF PAYMENT OF CONTRIBUTIONS

     (a) The Corporation shall maintain on its books, or cause to be maintained by a recordkeeper, an Account in the name of each Participant. The percentage of Compensation elected to be applied as Contributions by a Participant shall be deducted from such Participant's Compensation on each payday during the period for payroll deductions set forth below and such payroll deductions shall be credited to that Participant's Account as soon as administratively practicable after such date. A Participant may not make any additional payments to his or her Account. A Participant's Account shall be reduced by any amounts used to pay the Option Price of Shares acquired, or by any other amounts distributed pursuant to the terms hereof.

     (b) Payroll deductions with respect to an Offering Period shall commence as of the first day of the payroll period which coincides with or immediately follows the applicable Grant Date and shall end on the last day of the payroll period which coincides with or immediately precedes the applicable Exercise Date, unless sooner terminated by the Participant as provided in this Section 7 or until his or her participation terminates pursuant to Section 11.

     (c) A Participant may terminate his or her Contributions during an Offering Period (and receive a distribution of the balance of his or her Account in accordance with Section 11) by completing and filing with the Corporation, in such form and on such terms as the Committee (or its delegate) may prescribe, a written withdrawal form which shall be signed by the Participant. Such termination shall be effective as soon as administratively practicable after its receipt by the Corporation. Partial withdrawals of Accounts, and other modifications or suspensions of Subscription Agreements are not permitted.

     (d) During leaves of absence approved by the Corporation and meeting the requirements of Regulation Section 1.421-7(h)(2) under the Code, a Participant may continue participation in this Plan by cash payments to the Corporation on his normal paydays equal to the reduction in his Plan Contributions caused by his leave.

8.   GRANT OF OPTION

     (a) On each Grant Date, each Qualified Employee who is a participant during that Offering Period shall be granted an Option to purchase a number of Shares. The Option shall be exercised on the Exercise Date. The number of Shares subject to the Option shall be determined by dividing the Participant's Account balance as of the applicable Exercise Date by the Option Price.

     (b) The Option Price per Share of the Shares subject to an Option shall be the lesser of: (i) 85% of the Fair Market Value of a Share on the applicable Grant Date; or (ii) 85% of the Fair Market Value of a Share on the applicable Exercise Date.

     (c) Notwithstanding anything else contained herein, a person who is otherwise a Qualified Employee shall not be granted any Option (or any Option granted shall be subject to compliance with the following limitations) or other right to purchase Shares under this Plan to the extent (i) it would, if exercised, cause the person to own "stock" (as such term is defined for purposes of Section 423(b)(3) of the Code) possessing 5% or more of the total combined voting power or value of all classes of stock of the Corporation, or of any Parent, or of any Subsidiary, or (ii) such Option causes such individual to have rights to purchase stock under this Plan and any other plan of the Corporation, any Parent, or any Subsidiary which is qualified under Section 423 of the Code which accrue at a rate which exceeds $25,000 of the fair market value of the stock of the Corporation, of any Parent, or of any Subsidiary (determined at the time the right to purchase such Stock is granted) for each calendar year in which such right is outstanding at any time. For this purpose a right to purchase stock accrues when it first become exercisable during the calendar year. In determining whether the stock ownership of a Qualified Employee equals or exceeds the 5% limit set forth above, the rules of
          Section 424(d) of the Code (relating to attribution of stock ownership) shall apply, and stock which the Qualified Employee may purchase under outstanding options shall be treated as stock owned by the Qualified Employee.

9.   EXERCISE OF OPTION

     Unless a Participant's Plan participation is terminated as provided in Section 11, his or her Option for the purchase of Shares shall be exercised automatically on the Exercise Date for that Offering Period, without any further action on the Participant's part, and the maximum number of whole Shares subject to such Option (subject to the Individual Limit set forth in Section 4(b) and the limitations contained in Section 8(c)) shall be purchased at the Option Price with the balance of such Participant's Account. If any amount which is not sufficient to purchase a whole Share remains in a Participant's Account after the exercise of his or her Option on the Exercise Date: (i) such amount shall be credited to such Participant's Account for the next Offering Period, if he or she is then a Participant; or
     (ii) if such Participant is not a Participant in the next Offering Period, or if the Committee so elects, such amount shall be refunded to such Participant as soon as administratively practicable after such date. If any amount which exceeds the Individual Limit set forth in Section 4(b) or one of the limitations set forth in Section 8(c) remains in a Participant's Account after the exercise of his or her Option on the Exercise Date, such amount shall be refunded to the Participant as soon as administratively practicable after such date.

10.  DELIVERY

     As soon as administratively practicable after the Exercise Date, the Corporation shall deliver to each Participant a certificate representing the Shares purchased upon exercise of his or her Option. The Corporation may make available an alternative arrangement for delivery of Shares to a recordkeeping service. The Committee (or its delegate), in its discretion, may either require or permit the Participant to elect that such certificates be delivered to such recordkeeping service. In the event the Corporation is required to obtain from any commission or agency authority to issue any such certificate, the Corporation will seek to obtain such authority. Inability of the Corporation to obtain from any such commission or agency authority which counsel for the Corporation deems necessary for the lawful issuance of any such certificate shall relieve the Corporation from liability to any Participant except to return to the Participant the amount of the balance in his or her Account.

11.  TERMINATION OF EMPLOYMENT; CHANGE IN ELIGIBLE STATUS

     (a) Upon a Participant's termination from employment with the Company for any reason other than his or her death or Retirement, or if the Participant elects to terminate Contributions pursuant to Section 7(c), at any time prior to the last day of an Offering Period in which he or she participates, such Participant's Account shall be paid to him or her or in cash, and such Participant's Option and participation in the Plan shall be automatically terminated. If a Participant (i) ceases to be a Qualified Employee during an Offering Period but remains an employee of the Company through the Exercise Date, or (ii) during an Offering Period commences a leave of absence approved by the Company and meeting the requirements of Treasury Regulation
          Section 1.421-7(h)(2) and is an employee of the Company or on such leave as of the applicable Exercise Date, such

          Participant's Contributions shall cease (subject to Section 6(d)), and the Contributions previously credited to the Participant's Account for that Offering Period shall be used to exercise the Participant's Option as of the applicable Exercise Date in accordance with Section 9 (unless the Participant makes an election to terminate Contributions in accordance with Section 7(c) at any time prior to the last day of the applicable Offering Period, in which case such Participant's Account shall be paid to him or her in cash in accordance with the foregoing).

     (b) A Participant who terminates employment with the Company due to Retirement may, at his election and by written notice to the Corporation, either (i) exercise his Option as of his Retirement date, in which event the Corporation shall apply the balance in his Account to purchase Shares and pay the Option Price (with the Exercise Date of such Option being the date of his retirement for purposes of calculating such price) and refund any amount which is not sufficient to purchase a whole Share to the Participant, or (ii) request payment of the balance in his Account in the form of cash, in which event the Corporation promptly shall make such payment, and thereupon his interest in the Plan and his Option shall terminate. If the Corporation does not receive such notice within 90 days of the Participant's Retirement or, if earlier, the end of the applicable Offering Period, the Participant shall be conclusively presumed to have elected alternative (ii) and requested the payment of the balance of his Account.

     (c) If the employment of a Participant is terminated by his death, his Beneficiary may, at his election and by written notice to the Corporation, either (i) exercise the Participant's Option as of the date of the Participant's death, in which event the Corporation shall apply the balance in the Participant's Account to purchase Shares and pay the Option Price (with the Exercise Date of such Option being the date of the Participant's death for purposes of calculating such price) and refund any amount which is not sufficient to purchase a whole share to the Beneficiary, or
          (ii) request payment of the balance in the Participant's Account in the form of cash, in which event the Corporation promptly shall make such payment to the Beneficiary and thereupon any interest of the Participant and his Beneficiary in the Plan and any Option shall terminate. If the Corporation does not receive such notice within 90 days of the Participant's death, or, if earlier, the end of the applicable Offering Period, the Participant's Beneficiary shall be conclusively presumed to have elected alternative
          (ii) and requested the payment of the balance of the Participant's Account.

     (d) A Participant's termination from Plan participation precludes the Participant from again participating in this Plan during that Offering Period. However, such termination shall not have any effect upon his or her ability to participate in any succeeding Offering Period, provided that the applicable eligibility and participation requirements are again then met. A Participant's termination from Plan participation shall be deemed to be a revocation of that Participant's Subscription Agreement and such Participant must file a new Subscription Agreement to resume Plan participation in any succeeding Offering Period.

12.  ADMINISTRATION

     (a) The Board shall appoint the Committee, which shall be composed of not less than two members of the Board. Each member of the Committee, in respect of any transaction at a time when an affected Participant may be subject to
          Section 16 of the Exchange Act, shall be a "non-employee director" within the meaning of Rule 16b-3. The Board may, at any time, increase or decrease the number of members of the Committee, may remove from membership on the Committee all or any portion of its members, and may appoint such person or persons as it desires to fill any vacancy existing on the Committee, whether caused by removal, resignation, or otherwise. The Board may also, at any time, assume or change the administration of this Plan.

     (b) The Committee shall supervise and administer this Plan and shall have full power and discretion to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of this Plan and not inconsistent with the terms of this Plan, and to make all other determinations necessary or advisable for the administration of this Plan. The Committee shall act by majority vote or by unanimous written consent. No member of the Committee shall be entitled to act on or decide any matter relating solely to himself or herself or solely to any of his or her rights or benefits under this Plan. The Committee shall have full power and discretionary authority to construe and interpret the terms and conditions of this Plan, which construction or interpretation shall be final and binding on all parties including the Corporation, Participants and beneficiaries. The Committee may delegate ministerial non-discretionary functions to third parties, including officers of the Corporation.

     (c) Any action taken by, or inaction of, the Corporation, the Board or the Committee relating to this Plan shall be within the absolute discretion of that entity or body and will be conclusive and binding upon all persons. No member of the Board or Committee, or officer of the Corporation, will be liable for any such action or inaction of the entity or body, of another person, or, except in circumstances involving bad faith, of himself or herself.

13.  DESIGNATION OF BENEFICIARY

     (a) A Participant may file, in a manner prescribed by the Committee (or its delegate), a written designation of a beneficiary who is to receive any Shares or cash from such Participant's Account under this Plan in the event of such Participant's death. If a Participant's death occurs subsequent to the end of an Offering Period but prior to the delivery to him or her of any Shares deliverable under the terms of this Plan, such Shares and any remaining balance of such Participant's Account shall be paid to such beneficiary (or such other person as set forth in Section 13(b)) as soon as administratively practicable after the Corporation receives notice of such Participant's death and any outstanding unexercised Option shall terminate. If a Participant's death occurs at any other time, the balance of such Participant's Account shall be paid to such beneficiary (or such other person as set forth in Section 13(b)) in cash as soon as administratively practicable after the Corporation receives notice of such Participant's death and such Participant's Option shall terminate. If a Participant is married and the designated beneficiary is not his or her spouse, spousal consent shall be required for such designation to be effective unless it is established (to the satisfaction of a Plan representative) that there is no spouse or that the spouse cannot be located. The Committee may rely on the last designation of a beneficiary filed by a Participant in accordance with this Plan.

     (b) Beneficiary designations may be changed by the Participant (and his or her spouse, if required) at any time on forms provided and in the manner prescribed by the Committee (or its delegate). If a Participant dies with no validly designated beneficiary under this Plan who is living at the time of such Participant's death, the Corporation shall deliver all Shares and/or cash payable pursuant to the terms hereof to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed, the Corporation, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Corporation, then to such other person as the Corporation may designate.

14.  TRANSFERABILITY

     Neither Contributions credited to a Participant's Account nor any Options or rights with respect to the exercise of Options or right to receive Shares under this Plan may be anticipated, alienated, encumbered, assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 13) by the Participant. Any such attempt at anticipation, alienation, encumbrance, assignment, transfer, pledge or other disposition shall be without effect and all amounts shall be paid and all shares shall be delivered in accordance with the provisions of this Plan. Amounts payable or Shares deliverable pursuant to this Plan shall be paid or delivered only to the Participant or, in the event of the Participant's death, to the Participant's beneficiary pursuant to Section 13.

15.  USE OF FUNDS; INTEREST

     All Contributions received or held by the Corporation under this Plan will be included in the general assets of the Corporation and may be used for any corporate purpose. Notwithstanding anything else contained herein to the contrary, no interest will be paid to any Participant or credited to his or her Account under this Plan (in respect of Account balances, refunds of Account balances, or otherwise).

16.  REPORTS

     Statements shall be provided to Participants as soon as administratively practicable following each Exercise Date. Each Participant's statement shall set forth, as of such Exercise Date, that Participant's Account balance immediately prior to the exercise of his or her Option, the Fair Market Value of a Share, the Option Price, the number of whole Shares purchased and his or her remaining Account balance, if any.

17.  ADJUSTMENTS OF AND CHANGES IN THE STOCK

     The following provisions will apply if any extraordinary dividend or other extraordinary distribution occurs in respect of the Common Stock (whether in the form of cash, Common Stock, other securities, or other property), or any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, combination, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction (or event in respect of the

     Common Stock) or a sale of substantially all the assets of the Corporation as an entirety occurs. The Committee will, in such manner and to such extent (if any) as it deems appropriate and equitable

     (a) proportionately adjust any or all of (i) the number and type of Shares (or other securities) that thereafter may be made the subject of Options (including the specific maxima and numbers of shares set forth elsewhere in this Plan), (ii) the number, amount and type of Shares (or other securities or property) subject to any or all outstanding Options,
          (iii) the Option Price of any or all outstanding Options, or
          (iv) the securities, cash or other property deliverable upon exercise of any outstanding Options, or

     (b) in the case of an extraordinary dividend or other distribution, recapitalization, reclassification, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, make provision for the substitution or exchange of any or all outstanding Options or the cash, securities or property deliverable to the holder of any or all outstanding Options based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.

     In each case, no such adjustment will be made that would cause this Plan to violate Section 423 of the Code or any successor provisions without the written consent of the holders materially adversely affected thereby. In any of such events, the Committee may take such action sufficiently prior to such event if necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is available to stockholders generally.

18.  POSSIBLE EARLY TERMINATION OF PLAN AND OPTIONS

     Upon a dissolution of the Corporation, or any other event described in Section 17 that the Corporation does not survive, the Plan and, if prior to the last day of an Offering Period, any outstanding Option granted with respect to that Offering Period shall terminate, subject to any provision that has been expressly made by the Committee through a plan or reorganization approved by the Board or otherwise for the survival, substitution, assumption, exchange or other settlement of the Plan and Options. In the event a Participant's Option is terminated pursuant to this Section 18, such Participant's Account shall be paid to him or her in cash.

19.  TERM OF PLAN; AMENDMENT OR TERMINATION

     (a) This Plan shall become effective as of the Effective Date. No new Offering Periods shall commence on or after February 26, 2007 (after giving effect to the amendment approved by the Corporation's stockholders at the 1997 annual meeting of stockholders which extended the term of this Plan) and this Plan shall terminate as of the Exercise Date immediately following such date unless sooner terminated pursuant to
          Section 4, Section 18, or this Section 19.

     (b) The Board may amend, modify or terminate this Plan at any time without notice. Stockholder approval for any amendment or modification shall not be required, except to the extent required by Section 423 of the Code or other applicable law, or deemed necessary or advisable by the Board. No amendment, modification, or termination pursuant to this
          Section 18(b) shall, without written consent of the Participant, affect in any manner materially adverse to the

          Participant any rights or benefits of such Participant or obligations of the Corporation under any Option granted under this Plan prior to the effective date of such change. Changes contemplated by Section 17 or Section 18 shall not be deemed to constitute changes or amendments requiring Participant consent. Notwithstanding the foregoing, the Committee shall have the right to designate from time to time the Subsidiaries whose employees may be eligible to participate in this Plan and such designation shall not constitute any amendment to this Plan requiring stockholder approval.

20.  NOTICES

     All notices or other communications by a Participant to the Corporation contemplated by this Plan shall be deemed to have been duly given when received in the form and manner specified by the Committee (or its delegate) at the location, or by the person, designated by the Committee (or its delegate) for that purpose.

21.  CONDITIONS UPON ISSUANCE OF SHARES

     Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such Shares complies with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended from time to time, the Exchange Act, any applicable state securities laws, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed.

     As a condition precedent to the exercise of any Option, if, in the opinion of counsel for the Corporation such a representation is required under applicable law, the Corporation may require any person exercising such Option to represent and warrant that the Shares subject thereto are being acquired only for investment and without any present intention to sell or distribute such Shares.

22.  PLAN CONSTRUCTION

     (a) It is the intent of the Corporation that transactions involving Options under this Plan in the case of Participants who are or may be subject to the prohibitions of Section 16 satisfy the requirements for applicable exemptions under Rule 16 promulgated by the Commission under
          Section 16 so that such persons (unless they otherwise agree) will be entitled to the exemptive relief of Rule 16b-3 or other exemptive rules under Section 16 in respect of those transactions and will not be subject to avoidable liability thereunder.

     (b)  This Plan and Options are intended to qualify under
          Section 423 of the Code.

     (c) If any provision of this Plan or of any Option would otherwise frustrate or conflict with the intents expressed above, that provision to the extent possible shall be interpreted so as to avoid such conflict. If the conflict remains irreconcilable, the Committee may disregard the provision if it concludes that to do so furthers the interest of the Corporation and is consistent with the purposes of this Plan as to such persons in the circumstances.

23.  EMPLOYEES' RIGHTS

     Nothing in this Plan (or in any agreement related to this Plan) will confer upon any Qualified Employee or Participant any right to continue in the employ or other service of the Company or constitute any contract or agreement of employment or other service, or interfere in any way with the right of the Company to otherwise change such person's compensation or other benefits or to terminate the employment or other service or such Qualified Employee or Participant, with or without cause, but nothing contained in this Plan or any document related hereto shall affect any other contractual right of any Qualified Employee or Participant without such person's consent. No Participant shall have any rights as a stockholder until a certificate for Shares has been issued in the Participant's name following exercise of his or her Option. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to the issuance of such Share certificate. Nothing in this Plan shall be deemed to create any fiduciary relationship between the Corporation and any Participant.

24.  MISCELLANEOUS

     (a) This Plan, the Options, and related documents shall be governed by, and construed in accordance with, the laws of the State of Nevada. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

     (b) Captions and headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such captions and headings shall not be deemed in any way material or relevant to the construction of interpretation of this Plan or any provision hereof.

     (c) The adoption of this Plan shall not affect any other Company compensation or incentive plans in effect. Nothing in this Plan will limit or be deemed to limit the authority of the Board or Committee (i) to establish any other forms of incentives or compensation for employees of the Company (with or without reference to the Common Stock), or (ii) to grant or assume options (outside the scope of and in addition to those contemplated by this Plan) in connection with any proper corporate purpose; to the extent consistent with any other plan or authority.

25.  HIGHLY COMPENSATED EMPLOYEES

     Highly    compensated   employees   (within   the   meaning    of
     Section 414(q) of the Code) were excluded from participation under the prior version of this Plan. This amendment to and restatement of this Plan removes such exclusion; subject to stockholder approval of such amendment at the 1999 annual meeting of the Corporation's stockholders. If such stockholder approval is not obtained (i) no highly compensated employee shall be a Qualified Employee, and (ii) all Contributions credited to any highly compensated employee's account hereunder shall be refunded to him or her as soon as practicable after such annual meeting of stockholders.